UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange of 1934 (Amendment No. ___)

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TARRAGON REALTY INVESTORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TARRAGON REALTY INVESTORS, INC.
1775 Broadway, 23rd Floor
New York, New York 10019
(212) 949-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2004

     Please join us for the Annual Meeting of Shareholders of Tarragon Realty Investors, Inc. on Monday, June 14, 2004 at 11:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York 10019 to consider and take action on the following items:

1.	Election of nine directors;

2.	Ratification of the selection of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending December 31, 2004;

3.	Approval of an amendment to the Articles of Incorporation to change the name of the Company to Tarragon Corporation;

4.	Approval of an amendment to the Articles of Incorporation to increase the total number of authorized shares of Common Stock from 20,000,000 to 100,000,000 shares and increase the total number of authorized shares of Special Stock from 10,000,000 to 20,000,000 shares;

5.	Approval of an Omnibus Plan for employee options and stock-based awards; and

6.	Transaction of any other business properly brought before the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person.

     You must be a shareholder of record at the close of business on April 15, 2004, to vote at the Annual Meeting.

     Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the enclosed proxy card in the envelope provided.

Dated: May 14, 2004	BY ORDER OF THE BOARD OF DIRECTORS Kathryn Mansfield Executive Vice President and Secretary

TARRAGON REALTY INVESTORS, INC.
1775 Broadway, 23rd Floor
New York, New York 10019
(212) 949-5000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

JUNE 14, 2004

     The Board of Directors of Tarragon Realty Investors, Inc. is soliciting proxies to be used at the Annual Meeting of Shareholders, which will be held on Monday, June 14, 2004 at 11:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York 10019. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about May 14, 2004.

QUESTIONS AND ANSWERS

What is a proxy?

     A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a proxy statement?

     It is a document that SEC regulations require us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

     At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors, ratification of the selection of the Company’s independent accountants, approval of the Omnibus Plan and an increase in authorized shares of Common Stock. Also, management will report on the Company’s performance during the last fiscal year, and respond to questions from shareholders.

Who is entitled to vote at the annual meeting?

     You are entitled to vote at the annual meeting and any adjournments or postponements of the meeting if you are a holder of record of Tarragon common stock, par value $0.01 per share, as of the close of business on April 15, 2004, which the Board of Directors has established as the “Record Date.” As of the Record Date, there were 14,949,739 shares of common stock outstanding. You are entitled to one vote for each share of Tarragon common stock you hold on the Record Date.

What is the difference between a shareholder of record and a “street name” holder?

     If your shares of Tarragon common stock are registered in your name with American Stock Transfer & Trust Company, Tarragon’s stock transfer agent, then you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, and the shares are held in “street name.”

How do I vote my shares?

     If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by proxy. To vote by proxy, you must sign, date and return the enclosed proxy card to American Stock Transfer & Trust Company in the envelope provided prior to the annual meeting. You may revoke a proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of Tarragon, or by signing and delivering a proxy card bearing a later date. You may also attend the Annual Meeting, withdraw your proxy before it is exercised, and vote in person.

     If you hold your shares in “street name” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee should have enclosed a voting instruction card for you to use to direct the broker or nominee how to vote your shares. If you are a beneficial owner and you intend to vote in person at the Annual Meeting, you should obtain a legal proxy or power of attorney from your broker or nominee and present it to the inspector of elections at the annual meeting to establish your right to vote your shares.

What am I voting on?

     You will be voting on the following matters:

1.	Election of nine (9) Directors to serve until the next Annual Meeting of Shareholders;

2.	Ratification of the selection of Grant Thornton LLP as independent auditors for fiscal year 2004;

3.	Authorization of an Amendment to the Articles of Incorporation to change the name to Tarragon Corporation;

4.	Authorization of an Amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock and to increase the authorized number of shares of Special Stock;

5.	Approval of the Omnibus Plan for Employee Options and Stock-based Awards; and

6.	Any other business that may properly come before the meeting.

What are my choices when voting?

     In the election of directors, you may vote for all nominees, withhold authority for voting for all of the nominees, or withhold authority for voting for any individual nominee. For each of the other proposals, you may vote for any proposal, against any proposal, or abstain from voting on any proposal.

What are the Board’s recommendations?

     The Board of Directors recommends a vote FOR all of the nominees for director (Proposal 1), FOR the ratification of Grant Thornton LLP as independent auditors (Proposal 2), FOR the approval of the change of name to Tarragon Corporation (Proposal 3), FOR approval of an increase in authorized shares (Proposal 4) and FOR the approval of the Omnibus Plan (Proposal 5).

What if I don’t specify how I want my shares voted?

     Unless you instruct otherwise, your proxy will vote your shares FOR the election of each of the nominees for director, and FOR each of Proposals 2, 3, 4 and 5, as recommended by the Board of Directors.

What percentage of the vote is required for approval of a proposal?

     The holders of a majority of the outstanding shares of common stock entitled to vote must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business at the annual meeting.

     In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes cast at the annual meeting (Proposal 1). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve each of the remaining proposals.

     Votes withheld from the election of any nominee for director and abstentions will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on that matter. If a broker does not receive voting instructions from the beneficial owner of shares and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast FOR or AGAINST the matter.

     As of the Record Date, management and affiliates held 7,154,124 shares representing approximately 47.9% of the shares outstanding. Management intends to vote all of its shares for the election of each of the nine nominees for director, and FOR the approval of proposals 2, 3, 4 and 5, as recommended by the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

     Nine directors will be elected at this year’s annual meeting. The election of directors will be determined by a plurality of the votes cast. Each director elected will serve until the next annual meeting of shareholders or until a successor has been elected or approved.

Nominees

     All of the nominees are currently members of the Board of Directors. Eight of the current members of the Board were elected at the last annual meeting of shareholders held on June 9, 2003. Mr. Frary was appointed to the Board effective April 22, 2004. Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. Your proxy will vote your shares for the election of each of the nominees unless you instruct otherwise. If any nominee is unable or unwilling to serve (an event which is not anticipated), then your proxy may vote for any substitute nominee proposed by the Board of Directors.

     The following biographical information has been provided by each of the nine nominees about themselves and consists of the age, principal occupation and other relevant information about each nominee.

     The Board of Directors recommends that you vote FOR each of the following nominees for election as a director:

     Willie K. Davis (72)

     Mr. Davis has served as a director of Tarragon since April 1997. He was a member of the Board of Trustees of Vinland Property Trust from October 1988 to July 1997, and a member of the Board of Trustees of National Income Realty Trust from October 1988 to March 1995. He served as President (from 1971 to 1985) and Chairman and 50% shareholder (from 1985 to 2000) of Mid-South Financial Corporation, the holding company for Mid-South Mortgage Company and Gibbs Mortgage Company, as well as President (from 1978 to 1995) and Chairman and sole shareholder (from 1995 to 1999) of FMS, Inc., a property management and real estate development firm. He has been a director of Southtrust Bank of Middle Tennessee since 1987; and was a Trustee and Treasurer of Baptist Hospital, Inc., a Tennessee general welfare not-for-profit corporation (from 1986 to 2002).

     Richard S. Frary (56)

     Mr. Frary was elected as a director of Tarragon effective April 22, 2004. Mr. Frary is one of the founding partners in 1990 of Tallwood Associates, Inc. (“Tallwood”), a New York City-based private investment firm. Prior to organization of Tallwood, Mr. Frary was for eleven years (from July 1979 to January 1990) a Managing Director of Drexel Burnham Lambert, Inc. where he was head of the Corporate Finance Department’s real estate group and a member of the Department’s Executive Committee. Mr. Frary also had experience with a big eight accounting firm (June 1971 through January 1974), a national homebuilder (January 1974 through September 1976), and served as Chief Financial Officer of a New York Stock Exchange-listed real estate investment trust (September 1976 to July 1979). A graduate of The Johns Hopkins University, Mr. Frary holds a Masters of Business Administration from Harvard Business School and is a Certified Public Accountant. Mr. Frary is a trustee of The Johns Hopkins University.

     William S. Friedman (60) (Affiliated)

     Mr. Friedman has served as President, Chief Executive Officer and a director of Tarragon since April 1997. He has also been Chairman of the Board of Directors since December 2000. He previously served as a Trustee (from March 1988), Chief Executive Officer (from December 1993), President (from December 1988), acting Chief Financial Officer (from May 1990 to February 1991), Treasurer (from August to September 1989), and acting Principal Financial and Accounting Officer (from December 1988 to August 1989) of Vinland Property Trust (until July 1997) and National Income Realty Trust (until November 1998).

     Lance Liebman (62)

     Mr. Liebman has been a director of Tarragon since December 1998. He also served as a Trustee of National Income Realty Trust from March 1994 to November 1998. Mr. Liebman is the William S. Beinecke Professor of Law at Columbia Law School and the Director of the Parker School of Foreign and Comparative Law. He also serves as Director of the American Law Institute. He was the Dean of Columbia Law School from 1991 to 1996. From 1970 to 1991, he served as Assistant Professor, Professor and Associate Dean of Harvard Law School. He has been a director of the Greater New York Insurance Co. (both mutual and stock companies) since 1991; a director of Brookfield Financial Properties, Inc. since 1996; and a director of Brookfield Properties Corp. since 2003. He has been an attorney at law since 1968.

     Robert C. Rohdie (63) (Affiliated)

     Mr. Rohdie has been a director of Tarragon and President and Chief Executive Officer of Tarragon Development Corporation, a wholly owned subsidiary of Tarragon responsible for real estate development and renovation projects, since February 2000. Since 1988, Mr. Rohdie has also served as President of Rohdhouse Investments, Inc., his wholly owned real estate development company, which acted as Tarragon’s joint venture partner in new construction and development projects from 1997 through 2000. Mr. Rohdie has been an attorney at law since 1965.

     Robert P. Rothenberg (45) (Affiliated)

     Mr. Rothenberg has been a director and the Chief Operating Officer of Tarragon since September 2000. Mr. Rothenberg has been the managing member of APA Management LLC, a real estate investment and management company, since 1994. He is also a Managing Member of Ansonia LLC, which together with Tarragon has acquired close to 2600 apartments in the State of Connecticut since 1997. Mr. Rothenberg was a co-managing member of Accord Properties Associates, LLC, which managed the Ansonia portfolio in Connecticut until it was acquired by Tarragon in January 2001. Mr. Rothenberg graduated from the Harvard Business School in June 1984.

     Lawrence G. Schafran (65)

     Mr. Schafran has been a director of Tarragon since December 1998. He was a Trustee of National Income Realty Trust from March 1995 to November 1998. Mr. Schafran has been Managing General Partner of L.G. Schafran & Associates, a real estate investment and development firm in New York City, since 1984. He has been the Managing Director of CancerAdvisors, Inc., since 2001. He served as Chairman of the Board (from January 1996 to January 2003) and Co-Chief Executive Officer (from January 2000 to January 2003) of Delta-Omega Technologies, Inc., a specialty chemical company based in Broussard, Louisiana. He also served as Co-Liquidating Trustee (from January to September 2003) of the Banyan Strategic Realty Trust, a NASDAQ traded equity REIT. He has been a director of PubliCARD, Inc. since 1986 and a director of WorldSpace, Inc. since April 2000.

     Raymond V.J. Schrag (58)

     Mr. Schrag has been a director of Tarragon since December 1998. He was a Trustee of Vinland Property Trust from October 1988 to May 1995, and of National Income Realty Trust from October 1988 to November 1998. Mr. Schrag has been an attorney in private practice in New York City since 1973.

     Carl B. Weisbrod (58)

     Mr. Weisbrod has been a director of Tarragon since December 1998. He also served as Chairman of the Board of Directors from December 1998 to December 2000. He was Chairman of the Board of Trustees of National Income Realty Trust from February 1994 to November 1998, and a member of the Board of Trustees of Vinland Property Trust from February 1994 to May 1995. Mr. Weisbrod has served as President of Alliance for Downtown New York, Inc. since 1994 and as a trustee of the Ford Foundation since 1996. He also serves as the President of the Downtown-Lower Manhattan Association.

Independent Directors

     The Board has determined that Messrs. Davis, Liebman, Schafran, Schrag and Weisbrod are “independent directors” within the meaning of the NASDAQ Marketplace Rules. Beginning in June 2004, the independent directors will meet in executive session without members of management present following most Board meetings. The independent directors have appointed Carl Weisbrod as the director to preside over these executive sessions.

Board Meetings and Committees

     During the fiscal year ended December 31, 2003, the Board of Directors held four regular meetings, one special meeting, and acted by written consent six times. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board and all meetings held by the committees of the Board, if any, upon which such director served during the period of time that such person served on the Board or such committee.

     The Board has an Audit Committee, an Executive Compensation Committee and a Nominating and Governance Committee.

     The Audit Committee of the Board of Directors is composed of three independent directors and currently consists of Lawrence G. Schafran (Chairman), Raymond V.J. Schrag and Willie K. Davis. The Board of Directors has determined that each of the members of the Audit Committee is independent, as that term is defined under the NASDAQ Marketplace Rules relating to audit committees. In addition, the Board has determined that Mr. Schafran qualifies as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the federal securities laws, and as defined in the NASDAQ Marketplace Rules. The Audit Committee serves as a line of communication between the independent auditors, Tarragon’s internal accounting staff, and the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors on April 7, 2000, in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ, a copy of which is attached to this proxy statement as Appendix I, is posted on Tarragon’s website at www.tarragonrealty.com and is available to shareholders upon written request to Tarragon’s corporate secretary. The Audit Committee makes recommendations to the Board concerning the engagement of independent auditors, considers the independence of the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, considers the range of audit and non-audit fees, and reviews and reassesses the committee charter for adequacy on an annual basis. The Audit Committee met one time during 2003, and acted once by written consent.

     The Executive Compensation Committee currently consists of Carl Weisbrod (Chairman), Lawrence G. Schafran, Raymond V. J. Schrag and Lance Liebman. The Executive Compensation Committee oversees Tarragon’s compensation policies and practices, makes recommendations to the Board for the compensation of Tarragon’s senior executive officers, administers Tarragon’s Share Option and Incentive Plan and authorizes option grants under that plan. The Executive Compensation Committee has a written charter that was adopted by the Board of Directors effective April 15, 2000, which charter is posted on Tarragon’s website at www.tarragonrealty.com and is also available to shareholders upon written request to the corporate secretary. The Executive Compensation Committee met five times and acted by written consent three times during 2003.

     The Nominating and Corporate Governance Committee currently consists of Raymond V.J. Schrag (Chairman), Lawrence G. Schafran and Willie K. Davis. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending to the Board individuals qualified to serve as directors. The Committee is also charged with the responsibility to prepare and supervise the Board’s annual review of director independence, to review and make recommendations concerning appropriate corporate governance guidelines and to monitor the operation and effectiveness of the corporate governance guidelines implemented by the Board. The Nominating and Corporate Governance Committee has a written charter that was adopted by the Board of Directors on March 8, 2004, which charter is posted on Tarragon’s website at www.tarragonrealty.com and is also available to shareholders upon written request to the corporate secretary. The Committee met once in 2003 and two times in 2004 to consider and recommend the current slate of nominees for the Board of Directors.

Code of Ethics

     Effective May 12, 2004, the Board adopted a “Code of Business Conduct and Ethics” that applies to the members of the Board and all of Tarragon’s executive officers and employees, including Tarragon’s principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics is posted on Tarragon’s website at www.tarragonrealty.com and is also available to shareholders upon written request to the corporate secretary. If, in the future, Tarragon amends, modifies or waives any provision of this Code, Tarragon intends to satisfy any applicable disclosure requirements by posting such information on its website, rather than filing a Current Report on Form 8-K.

Director Compensation

     In 2003, our non-employee directors received annual compensation of $15,000 plus reimbursement of expenses for their service on the Board. Effective January 1, 2004, directors’ compensation increased to $20,000 per year plus reimbursement of expenses. In addition, directors receive $2,000 per year for each committee of the Board on which they serve, $1,000 per year for each committee that they chair, and $1,000 per day for any special services rendered on Tarragon’s behalf, plus reimbursement of expenses. Directors who are also officers or employees of Tarragon do not receive any separate compensation for their services as director.

     Tarragon’s Independent Director Stock Option Plan (the “Director Plan”) provides for automatic annual grants of options to independent directors serving on the Board on the first day of each new fiscal year. The exercise price of all options granted under the Director Plan is equal to the market price on the grant date. The options are immediately exercisable, and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant. Pursuant to the terms of the Director Plan, each of our incumbent independent directors received options to purchase 2,000 shares of Tarragon common stock on January 1, 2003 and 2004.

Certain Relationships and Related Transactions

     With the approval of the Board of Directors, affiliates of William S. Friedman and his wife, Lucy N. Friedman have made a $20 million unsecured line of credit available to Tarragon. Advances under the line of credit bear interest at LIBOR plus 1% per annum or the lowest rate at which credit is offered to Tarragon by any third party, and mature in January 2006. The largest aggregate amount of indebtedness under the line of credit in 2003 was $1,613,672.00. Interest of $2,000 accrued during the year. As of December 31, 2003, there was no balance outstanding.

     As an accommodation to Tarragon, Mr. and Mrs. Friedman and their affiliates have pledged approximately 1.2 million shares of Tarragon common stock to secure a $16.8 million line of credit extended to Tarragon by a bank. In addition, Mr. Friedman has pledged approximately 375,000 shares of Tarragon common stock to secure a $2 million line of credit extended to Tarragon by another bank. Tarragon has indemnified Mr. and Mrs. Friedman and their affiliates from any loss, cost, or liability associated with the accommodation pledges or the lines of credit. As collateral for the indemnification obligations, Tarragon has agreed to pledge to Mr. and Mrs. Friedman and their affiliates an equal number of shares of Tarragon treasury stock. They currently hold 398,600 shares of Tarragon treasury stock as collateral for Tarragon’s obligations.

     In February 2000, Tarragon entered into an agreement to acquire the interests of Robert C. Rohdie and his affiliates in ten apartment communities. Mr. Rohdie, Tarragon’s partner in the development of these projects, contributed his equity interests to Tarragon Development Company, LLC (“TDC”), an operating entity formed by Tarragon, in exchange for a preferred interest in TDC. For five of the ten properties that had been completed as of the date of the agreement, Mr. Rohdie received a preferred interest with a fair value of $5 million. The initial $5 million of purchase consideration was allocated to the five completed properties based upon their relative fair values. In accordance with the terms of the agreement, the purchase of the remaining five properties, which were in various stages of construction or development planning in February 2000, was contingent upon their completion, as defined in the agreement. During 2001, four of the five remaining apartment communities were completed and Mr. Rohdie received additional preferred interests in TDC with an aggregate fair value of approximately $3.8 million. Mr. Rohdie received an additional preferred interest with a fair value of approximately $1.3 million for the final apartment community in May 2003.

     Mr. Rohdie’s preferred interest earns a guaranteed return. For 80% of the preferred interest, it is a guaranteed fixed return of 5% for the first two years, increasing by 1% per year until it reaches 10% in year seven. The remaining 20% of the preferred interest is due an amount equal to the cash dividends payable, if any, on 445,398 shares of Tarragon common stock. Mr. Rohdie received distributions of $577,722 in 2003 in payment of his guaranteed return.

     Mr. Rohdie has the right to convert his preferred interest in TDC into 445,398 shares of our common stock and preferred stock with a face value of $8 million and a like dividend to his guaranteed fixed return. If we do not have available an issue of preferred stock outstanding at the time of the conversion, or at our discretion, we may pay Mr. Rohdie the cash value of his preferred interest over three years. Beginning in February 2006, Mr. Rohdie may elect to convert his preferred interest into cash, payable over three years. As of December 31, 2003, the cash value payable to Mr. Rohdie for the conversion of his preferred interest was $10,982,812

     In 1997, Tarragon formed Ansonia Apartments, L.P. with Richard S. Frary, Joel Mael, Robert Rothenberg and Saul Spitz. Messrs. Frary, Mael, Rothenberg and Spitz are members in Ansonia LLC, a New York limited liability company. In 1999, Eileen Swenson was admitted as a member of Ansonia LLC. Ansonia LLC is a limited partner in Ansonia Apartments LP, a Delaware limited partnership in which the general partner is a subsidiary of Tarragon. Ansonia Apartments LP currently owns 11 apartment properties located primarily in Connecticut. Tarragon’s investment in Ansonia Apartments LP was fully recovered in 2002 from distributions to the partners of cash proceeds from property sales, mortgage refinancings, supplemental mortgages and property operations. In 2003, Tarragon received cash distributions of $6.5 million from Ansonia Apartments LP in connection with refinancings and supplemental mortgages on seven of its properties; cash distributions attributed to Mr. Rothenberg, Mr. Spitz and Mr. Frary of $1,305,416, $870,089 and $544,018, respectively. Messrs. Rothenberg and Spitz and Ms. Swenson joined Tarragon as executive officers, and Mr. Rothenberg was appointed as a member of our Board of Directors, in September 2000. Mr. Frary was appointed as a member of our Board of Directors in April 2004.

     In November 1999, Tarragon and Richard S. Frary formed Tarragon Calistoga LLC, a Nevada limited liability company. Frary is a member holding a 20% interest, and Tarragon holds the other 80% interest and is the Manager. Tarragon Calistoga LLC owns (i) a 5% member interest in Calistoga Ranch Owners LLC, a California limited liability company, which owns a property development in Napa Valley, California, and (ii) a 25% member interest in CR Tarragon Palm Springs LLC, a California limited liability company, which owns a Palm Springs, California resort development. During June 2001, Frary received $133,289.50 in distributions from Tarragon Calistoga LLC, of which $100,000 was a return of Frary’s initial investment contribution, and Tarragon received $533,157.99. Frary has since made additional investment contributions to Tarragon Calistoga LLC of approximately $200,625.

     In November 2000, Tarragon formed Ansonia Liberty LLC, a Connecticut limited liability company, for the purpose of acquiring a 124-unit apartment community located in New Haven, Connecticut. In October 2001, Richard S. Frary acquired a 10% member interest in Ansonia Liberty LLC. Tarragon’s investment in Ansonia Liberty LLC was fully recovered in 2002 from distributions to the members of cash proceeds from refinancing of the mortgage secured by the property. In 2003, Tarragon received cash distributions of $1.1 million from Ansonia Liberty LLC in connection with another mortgage refinancing. Mr. Frary received cash distributions totaling $160,525 from Ansonia Liberty LLC in 2003.

     We believe that the foregoing transactions were at least as advantageous to us as we could have obtained from unrelated third parties.

Report of the Audit Committee
Of the Board of Directors

     The Audit Committee oversees Tarragon’s auditing, accounting and financial reporting processes on behalf of the Board. The Audit Committee also recommends to the Board of Directors the selection of Tarragon’s independent accountants.

     The Audit Committee’s job is one of oversight as set forth in its charter. It is not a duty of the Audit Committee to prepare Tarragon’s financial statements, to plan or conduct audits or to determine that Tarragon’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Tarragon’s management is responsible for preparing Tarragon’s financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of Tarragon in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the company for the 2003 fiscal year with management, and has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU sec. 380) which includes, among other things, matters related to the conduct of the audit of the company’s financial statements. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with representatives of the independent accountants their independence.

     Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Tarragon’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2004.

AUDIT COMMITTEE

Raymond V.J. Schrag	Lawrence G. Schafran	Willie K. Davis

Use of Report of the Audit Committee

     In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee and the Audit Committee Charter is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Independent Accountant Fees

     The aggregate fees billed by Grant Thornton LLP for services rendered during the years ended December 31, 2003 and December 31, 2002 are described below.

     Audit Fees

     Fees for audit services totaled approximately $298,771 in 2003 and $210,295 in 2002. Fees for audit services include the annual audit of the financial statements of Tarragon and its subsidiaries, as well as the review of Tarragon’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents.

     Audit Related Fees

     Fees for audit related services totaled approximately $24,152 in 2003 and $800 in 2002. Audit related services include review of Tarragon’s registration statement and accounting consultation regarding the application of accounting principles generally accepted in the United States of America to proposed transactions.

     Tax Fees

     Fees for tax services, including tax compliance services for approximately 190 subsidiaries and affiliates of the company, tax advice and tax planning totaled $71,558 in 2003 and $0 in 2002.

Audit Committee Pre-Approval Policies

     On May 6, 2004, the Audit Committee adopted the Tarragon Realty Investor, Inc. Pre-Approval Policy for Audit and Non-Audit Services. The Pre-approval Policy describes generally the Audit, Audit-related, Tax and other permitted services that have been pre-approved by the Audit Committee, as well as those services that require specific pre-approval. The list of pre-approved services will be reviewed and approved annually, at the fall meeting of the Audit Committee. In the event that management would like to engage the independent auditors to perform a service requiring specific pre-approval, that request will be submitted to the principal executive officer and general counsel of Tarragon. If they determine that the service can be performed without impairing the independence of the auditors, the request will be included on the agenda for the next regularly scheduled Audit Committee meeting. In the event there is no meeting scheduled, the Pre-Approval Policy allows the Audit Committee to delegate its Pre-Approval authority to either the chairperson or a member of the Audit Committee, provided that the services at issue do not exceed $25,000 in value.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of Grant Thornton LLP to audit the consolidated financial statements of Tarragon for the fiscal year ending December 31, 2004, and has directed that its selection of independent auditors be submitted for ratification by the shareholders at the Annual Meeting. The affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter is required to ratify the selection of Grant Thornton LLP. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Grant Thornton LLP served as the auditors for Tarragon for the 2002 and 2003 fiscal years. Representatives of Grant Thornton LLP have been invited to attend and are expected to be available by telephone at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

     The Board of Directors recommends that you vote FOR the approval and ratification of Grant Thornton LLP as independent auditors.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME TO TARRAGON CORPORATION

Background; Reasons for Change

     Tarragon was incorporated on April 2, 1997, by filing its original Articles of Incorporation with the Secretary of State of Nevada on that date setting forth the name “Tarragon Realty Investors, Inc.” Tarragon originally was a subsidiary of Vinland Property Trust, a California business trust which qualified for treatment for tax purposes as a real estate investment trust. Through a process generally known as a “REIT incorporation procedure” in July 1997, Vinland was incorporated as a California corporation which then merged into Tarragon with the former Vinland shareholders’ shares being converted into shares of Common Stock of Tarragon. At that time, Tarragon also became qualified for treatment for tax purposes as a real estate investment trust. Tarragon’s then assets and business plan centered around investment in income-producing commercial and residential real properties and mortgages upon real estate. At that time, and for a few years thereafter, the name Tarragon Realty Investors, Inc. reflected and represented the business conducted by Tarragon.

     Tarragon’s current business still includes investments in and operation of income-producing commercial and residential real properties, but also includes development, conversions and sales of condominiums and townhomes, redevelopment of neighborhoods and many other related matters. Based on the current and anticipated future business segments of Tarragon, the Board of Directors has determined that the phrase “Realty Investors” should be deleted from the Corporation’s name to avoid potential confusion among customers and to project the name “Tarragon” as a brand or general reference for the future. To accomplish this change, the Board of Directors has recommended that the Articles of Incorporation of Tarragon be amended to change the name to “Tarragon Corporation” (the “Name Amendment”).

     As amended, pursuant to the proposed Name Amendment, ARTICLE FIRST of the Articles of Incorporation would read in its entirety as follows:

     “FIRST: The name of the Corporation is Tarragon Corporation (hereinafter the “Corporation”).”

Conclusion and Recommendation: Vote Required

     The approval of the Name Amendment requires the affirmative vote by the holders of a majority of the shares of Common Stock presently outstanding and entitled to vote at the Annual Meeting. The Board of Directors has unanimously approved the Name Amendment.

     The Board of Directors recommends a vote FOR approval of the Name Amendment to change the name to Tarragon Corporation.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK AND SPECIAL STOCK

General Information

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of “Special Stock” (generally preferred stock), par value $0.01 per share. The Board of Directors has approved and recommends that the Shareholders adopt and amendment to Article FOURTH, part A, to the Articles of Incorporation that would increase the authorized number of shares of Common Stock from 20,000,000 shares to 100,000,000 shares and increase the number of shares of Special Stock from 10,000,000 to 20,000,000 (the “Stock Amendment”). As amended, pursuant to the proposed Stock Amendment, Article FOURTH, part A, of the Articles of Incorporation would read in its entirety as follows:

     “FOURTH: A. The total number of shares of all classes which the Corporation shall have authority to issue is 120,000,000, of which 100,000,000 shares, par value $0.01 per share, shall be of a class designated “Common Stock,” and 20,000,000 shares, par value $0.01 per share, shall be of a class designated “Special Stock.”

     Of the 10,000,000 shares of “Special Stock” authorized, 2,500,000 shares have been designated as the 10% Cumulative Preferred Stock, of which 753,333 shares are issued and outstanding. The 10% Cumulative Preferred Stock pays a fixed dividend of $1.20 per year per share and has a liquidation preference of $12 per share. Shares of the 10% Cumulative Preferred Stock may be redeemed at the option of the Company at any time after June 30, 2003, at the liquidation price plus a premium of $0.50 per share which declines by $0.10 per share for each year thereafter. No mandatory redemption or “sinking fund” is required. The Stock Amendment will increase the authorized number of shares of “Special Stock,” of which 7,500,000 currently remain available for issuance by the Company to 17,500,000 available for issuance by the Company. Accordingly, assuming approval of the Charter Amendment, the aggregate number of shares which the Company will have authority to issue will be 120,000,000, consisting of 20,000,000 shares of “Special Stock” (of which 2,500,000 shares have already been designated as the 10% Cumulative Preferred Stock), and 100,000,000 shares of Common Stock.

     As of April 15, 2004, in addition to the 14,949,739 shares of Common Stock issued and outstanding, a total of 4,325,091 shares were reserved for future issuance under outstanding options and available for grant under the Company’s option plans and agreements, and 445,398 shares are reserved for future issuance pursuant to a convertible preferred interest of a minority partner in a consolidated joint venture.

Background and Reasons

     The Board of Directors believes that the increased authorized number of shares of Common Stock contemplated by the proposed Charter Amendment is desirable to make available shares of Common Stock for issuance under the Company’s equity compensation plans, stock option plans, and to make additional unreserved shares of Common Stock available for issuance or reservation without further Shareholder authorization, except as may be required by law or by the rules of the NASDAQ Stock Market. The Board of Directors also believes that having such additional shares authorized and available for issuance or reservation will allow the Company greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors. Other than its existing equity compensation plans, stock option plans and a plan which is the subject of Proposal 3, the Company currently does not specific agreements or plans that would involve the issuance of additional shares of Common Stock that would be authorized by the Charter Amendment, although the Company intends to consider transactions from time to time that could result in such issuances.

Potential Effect

     Authorizing the Company to issue more shares than currently authorized by the Articles of Incorporation will not affect materially any substantive rights, powers of privileges of holders of shares of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to the Shareholders and do not have cumulative voting rights or preemptive rights for the purchase of additional shares of any class of capital stock. The additional shares of Common Stock for which authorization is sought are identical to the shares of Common Stock now authorized. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing Shareholders and may adversely affect the market price for the Common Stock. Although the Board of Directors has no present intention of issuing additional shares of Common Stock or Special Stock for such purposes, the proposed increase in the number of authorized shares of Common Stock and/or Special Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. However, the Company does not view the Stock Amendment as part of an “anti-takeover” strategy. The Stock Amendment is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.

Conclusion and Recommendations; Vote Required

     The approval of the Stock Amendment requires the affirmative vote by the holders of a majority of the shares of Common Stock presently outstanding and entitled to vote at the Annual Meeting. The Board of Directors believes that the proposal is in the best interests of the Company and the Shareholders and has unanimously approved the Stock Amendment. The Board of Directors recommends a vote FOR approval of the Stock Amendment to increase the authorized number of shares of Common Stock from 20,000,000 to 100,000,000 and to increase the authorized number of shares of Special Stock from 10,000,000 to 20,000,000.

PROPOSAL 5

APPROVAL OF OMNIBUS PLAN

     On March 8, 2004, the Board of Directors adopted and approved the Tarragon Realty Investors, Inc. Omnibus Plan (the “Plan”) for employee options and stock-based awards, subject to approval by the shareholders of the Company at the Annual Meeting.

     The Board of Directors believes that earnings performance and growth is dependent upon insuring the best possible management and advice for the Company. The Board of Directors further believes the Plan will encourage equity ownership in the Company by directors, officers, key employees and others and, in turn, provide such individuals with further incentive and motivation to perform in the best interests of the Company and its Shareholders and will aid in attracting and retaining high quality individuals. The Plan will be effective on the date the Plan is approved by the Shareholders at the next annual or special meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is annexed as Appendix II to this Proxy Statement.

     We are asking our shareholders to approve this Plan, as we believe that it will enable us to provide long-term compensation to attract and retain highly qualified officers, directors and other key employees by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. In the judgment of the Board of Directors, an award under the Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of the Plan participants with those of our shareholders.

Shares Available for Issuance under the Plan

     The maximum number of shares of common stock available for issuance under the Plan is two million (2,000,000). The aggregate number of shares of common stock that are available for issuance of awards other than stock options is one million (1,000,000).

Eligible Participants in the Plan

     On the record date, there were approximately 448 employees of Tarragon, including the named executive officers, and six non-employee directors who would be eligible for participate in the Plan. Awards may be made under the Plan to any of our or our affiliates’ employees, officers or directors. There are currently no participants in the Plan. Because participation and the types of awards under the Plan are subject to the discretion of the “committee,” the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable.

Material Features of the Plan

     The material features of the Plan are described below. You should also refer to the detailed provisions of the Plan, a copy of which is attached as Appendix “II” to this proxy statement.

     Administration. The Board of Directors has delegated to the Executive Compensation Committee the authority to administer the Plan. Subject to the terms of the Plan, the Executive Compensation Committee may select participants to receive awards, determine the types of awards and the terms and conditions of awards, and interpret provisions of the Plan.

     Shares Reserved for Issuance under the Plan. The shares issued or to be issued under the Plan consist of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares then available for issuance under the Plan will be increased by the amount of the shares that were covered by such award.

     Options. The Plan permits the granting of options to purchase common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. Only our and our subsidiaries’ employees are eligible to receive incentive stock options.

     The exercise price of each stock option may not be less than the fair market value of our common stock on the grant date. While the stock is traded on the Bulletin Board, the fair market value is generally determined as being the 30-day trading average as calculated by CBS Network Market Watch (or any other similar service regularly published by financial sources) preceding the grant date. In the case of any 10% Shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the grant date. No repricing of options is permitted under the Plan. On April 26, 2004, the closing price of the common stock as reported on the NASDAQ by the National Association of Securities Dealers, Inc. was $14.63.

     The term of each stock option is fixed by the Executive Compensation Committee and may not exceed ten years from the grant date. The Executive Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The right to exercise options may be accelerated by the Executive Compensation Committee.

     In general, an optionee may pay the exercise price of an option by cash, by tendering shares, which if acquired from us have been held by the optionee for at least six months, or by means of a broker-assisted cashless exercise. Our executive officers or directors will not be permitted to pay the exercise price of an option by means of cashless exercise unless they have obtained our express prior consent and the cashless exercise is in compliance with law.

     Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

     Other Awards. The Executive Compensation Committee may also award:

•	restricted stock, which are shares of common stock subject to restrictions.

•	unrestricted stock, which are shares of common stock free of restrictions.

•	stock units, which are shares of common stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

•	stock appreciation rights, which are a right to receive a number of shares of common stock or, in the discretion of the Executive Compensation Committee, an amount in cash or a combination of stock and cash, based on the increase in the fair market value of the stock underlying the right during a stated period specified by the Executive Compensation Committee.

•	performance and annual incentive awards, which are ultimately payable in shares of common stock. The performance goals for these performance and annual incentive awards will consist of one or more business criteria and a targeted level of performance for each criteria as determined by the Executive Compensation Committee. The performance goals may differ for grants to any one grantee or to different grantees. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Executive Compensation Committee designates as likely to be covered in the future will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Executive Compensation Committee so designates. Such employees include the chief executive officers, the four highest compensated executive officers other than the chief executive officer, determined at the end of each year, the “covered employees.”

     The Executive Compensation Committee may also grant stock options or any of these other awards instead of cash compensation. Where the Executive Compensation Committee elects to grant such awards, the value of common stock subject to the award will be equivalent in value to the value of the cash compensation, or, the option price, grant price or purchase price of the award will be equal to the fiair market value of the underlying common stock minus the value of the cash surrendered.

     Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of substantially all of our assets or a merger transaction, may cause awards granted under the Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

     Adjustments for Stock Dividends and Similar Events. The Executive Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes $1,000,000 for compensation paid to our covered employees. Performance-based compensation is excluded from this limitation. The Plan is designed to permit the Executive Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

     To qualify as performance based:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•	the performance goal under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for the purposes of the exception;

•	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by the Shareholders of the Corporation before payment is made; and

•	the Executive Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied, except that no certification is required in connection with stock options that have an exercise price equal to the fair market value on the grant date.

     In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the Executive Compensation Committee; the Plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an, increase in the value of the shares after the date of grant.

     Under the Plan, one or more of the following business criteria may be used exclusively by the Executive Compensation Committee in establishing performance goals:

•	total shareholder return;

•	total shareholder return as compared to total return, on a comparable basis, of a publicly-available index such as the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to shareholders’ equity;

•	revenue; and

•	funds from operations.

     Under the Internal Revenue Code, a director qualifies as an “outside director” if he or she is not one of our current or former employees who receives compensation for prior services, other than under a qualified retirement plan; has never been one of our officers; and does not receive, directly or indirectly, including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest, remuneration from us in any capacity other than as a director.

     In order to satisfy the conditions of Section 162(m), the Plan is required to set forth a maximum number of shares of common stock that can be awarded to any one person during the term of the Plan. For purposes of complying with this condition, the Plan provides that the maximum number of shares of common stock subject to options and subject to awards other than options that can be awarded under the plan to any one person is the maximum amount issuable on an aggregate basis under the Plan (2,000,000 shares of common stock for options and 1,000,000 shares of common stock for awards other than options).

Plan Termination

     The Plan terminates automatically ten years after its effective date, which is the date the Plan is approved by the shareholders. The Board of Directors may terminate or, subject to certain limitations, amend the plan at any time and for any reason. Amendments are contingent upon shareholder approval to the extent required by the Board of Directors, applicable law or applicable listing requirements.

Federal Income Tax Consequences of Awards Under the Plan

     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply, and any gain realized upon a disposition of our shares received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise, the “holding period requirement.” We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price, but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares, generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions, that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, less the purchase price, if any, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse, less the purchase price, if any, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Unrestricted Stock. A grantee who is awarded unrestricted stock will recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. We will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes any ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

     Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Vote Required

     The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the Plan, provided that the number of votes cast for this proposal represents at least 50% of all outstanding shares of stock entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the result of the vote on the proposals, assuming that the number of votes cast for this proposal represents at least 50% of all outstanding shares of stock entitled to vote at the annual meeting. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the Plan.

Recommendation of the Board of Directors

     The Board of Directors recommends that Shareholders vote FOR the approval of the Omnibus Plan.

MANAGEMENT

     Messrs. Friedman, Rohdie and Rothenberg currently serve as executive officers of Tarragon. Their positions with Tarragon are not subject to a vote of shareholders. All of Tarragon’s executive officers serve at the discretion of the Board of Directors and the Chief Executive Officer. No family relationships exist among any of the directors or executive officers of Tarragon.

Executive Compensation

     The following table reflects the compensation paid to our Chief Executive Officer and each of our four most highly compensated executive officers (collectively, the “named executive officers”) in fiscal years 2001, 2002 and 2003 for services rendered to Tarragon and its subsidiaries.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation Awards
		Annual			Securities Underlying
		Compensation			Options/SARs
					(Number of Shares)
Name	Principal Position	Year	Salary	Bonus	(1)
William S. Friedman	President	2003	$300,000	$225,000	—
	Chief Executive Officer	2002	$300,000	—	—
	Director	2001	$300,000	—	—

Robert P. Rothenberg	Chief Operating Officer	2003	$312,500	$225,000	—
	Director	2002	$300,000	$200,000	33,000
		2001	$250,000	$100,000	(2)

Saul Spitz	Executive Vice	2003	$250,000	$200,000	15,000
	President -	2002	$200,000	$175,000	—
	Acquisitions	2001	$150,000	$200,000	(2)

Todd M. Schefler	Executive Vice	2003	$250,000	$250,000	9,375
	President -	2002	$175,000	$200,000	10,313
	Development	2001	$125,000	$200,000	—

Robert C. Rohdie	President and Chief	2003	$312,500	$225,000	—
	Executive Officer,	2002	$300,000	$200,000	132,000 (3)
	Tarragon Development	2001	$200,000	$100,000	—
	Corporation;
	Director

(1)	Option awards have been adjusted, as applicable, for 10% stock dividends on February 15, 2001 and April 26, 2002, a 3-for-2 stock split effective February 14, 2003 and a 5-for-4 stock split effective January 15, 2004.

(2)	Mr. Rothenberg also received an option for 108,900 shares of common stock as part of the consideration for Tarragon’s acquisition of Accord Properties Associates, LLC effective January 1, 2001. Mr. Spitz received an option for 108,900 shares of common stock in connection with the same transaction.

(3)	See also “Certain Relationships and Related Transactions” for a discussion of Mr. Rohdie’s rights in an operating partnership with Tarragon.

The following table shows the stock options granted during 2003, if any, to each of our named executive officers.

OPTION / SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of	Percent of Total
	Securities	Options/SARs			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options/SARs	Employees in	Base Price	Expiration	Value
Name	Granted(1)	Fiscal Year	($/Sh)(1)	Date	$(2)
William S. Friedman	—	—	—	—	—
Robert P. Rothenberg	—	—	—	—	—
Saul Spitz	15,000	3.8%	$8.13	12/31/12	$42,706
Todd M. Schefler	9,375	2.4%	$8.13	12/31/12	$26,691
Robert C. Rohdie	—	—	—	—	—

(1)	These options were granted on January 1, 2003, and vest 20% per year. The number of shares underlying the options and the exercise prices have been adjusted for a 3-for-2 stock split effective February 14, 2003, and a 5-for-4 stock split effective January 15, 2004.

(2)	The grant date present value represents the fair value calculated with the Black-Scholes option valuation model using the following assumptions:

•	options are assumed to be exercised on average in eight years;

•	expected volatility is 21%;

•	the risk free rate of return in 3.78%;

•	the dividend yield is 0%; and

•	forfeitures of 2% are assumed.

AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2003
AND FISCAL YEAR-END OPTION/SAR VALUES

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year End	Fiscal Year End
	Shares		(#)	($)
Acquired on
	Exercise	Value Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable
William S. Friedman	—	—	1,417,970/-0- (a)	$10,203,531/-0-
Robert P. Rothenberg	—	—	688,875/33,000	$5,838,301/$224,824
Saul Spitz	—	—	136,125/15,000	$1,167,939/$76,200
Todd M. Schefler	—	—	29,288/35,775	$241,529/$255,716
Robert C. Rohdie	—	—	33,000/132,000	$224,824/$899,296

(a)	William S. Friedman exercised options covering 283,594 shares in the first quarter of 2004.

Employment Contracts

     Tarragon originally entered into an employment agreement with William S. Friedman in November 1998 in connection with our acquisition of Tarragon Realty Advisors, Inc. from Mr. Friedman and his wife, Lucy N. Friedman. Mr. Friedman’s employment agreement was for a term of four years, renewable from year to year thereafter, at an annual salary of $300,000. This agreement expired by its terms in November 2002. The Executive Compensation Committee of the Board of Directors has voted unanimously to continue Mr. Friedman’s employment with Tarragon at an annual salary of $350,000, pending its study and consideration of a new employment agreement for him.

     Tarragon entered into an employment agreement with Robert C. Rohdie effective February 1, 2000, following Tarragon’s acquisition of Mr. Rohdie’s interests in our joint venture projects with him. Mr. Rohdie’s employment agreement was for an initial term of three years with a minimum annual salary of $200,000 plus an annual incentive bonus in an amount determined by the Board, in its discretion. Mr. Rohdie’s employment agreement expired by its terms on January 31, 2003. The Executive Compensation Committee of the Board of Directors has voted unanimously to continue Mr. Rhodie’s employment with Tarragon at an annual salary of $350,000, pending its study and consideration of a new employment agreement for him.

     Tarragon entered into an employment agreement with Robert P. Rothenberg effective September 25, 2000. Mr. Rothenberg’s employment agreement was for a term of three years, at an annual salary of $300,000, with a guaranteed minimum annual incentive bonus of $100,000. In September 2000, Mr. Rothenberg received options to acquire 435,600 shares of Tarragon common stock at its fair market value on the date of grant (as adjusted for two 10% stock dividends, a 3-for-2 stock split and a 5-for-4 stock split) in connection with his employment agreement. This agreement expired by its terms in September 2003. The Executive Compensation Committee of the Board of Directors has voted unanimously to continue Mr. Rothenberg’s employment with Tarragon at an annual salary of $350,000, pending its study and consideration of a new employment agreement for him.

Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee currently consists of Lance Liebman, Carl B. Weisbrod, Raymond V.J. Schrag and Lawrence Schafran, who are all independent members of our Board of Directors. None of the members of the committee are current or former employees of Tarragon or any of our subsidiaries.

Executive Compensation Committee Report on Executive Compensation

     The Executive Compensation Committee reviews and approves Tarragon’s compensation philosophy and executive compensation programs, plans and awards, administers Tarragon’s Share Option and Incentive Plan and authorizes option grants thereunder (and assuming approval of Proposal 5, will administer the Omnibus Plan). There are three components of the compensation structure for the senior management group — base salary, a short-term incentive award paid in cash in the form of a bonus, and a long-term incentive award. The majority of an executive’s total compensation is performance-based, and therefore, at risk in the same manner as a shareholder’s investment. The value of such compensation (short-term and long-term incentives) is largely dependent on the measure of success in the attainment of both Company and individual performance goals. Tarragon’s compensation policy has been to provide all employees with a total compensation package that includes a competitive salary, an incentive bonus based upon individual performance, competitive benefits and an efficient, worker-friendly workplace environment. In addition, most employees are eligible to receive qualified incentive stock options under Tarragon’s Share Option and Incentive Plan, which was established to reward and motivate employees by providing them with an opportunity to acquire a proprietary interest in Tarragon and aligning their interests with those of our shareholders.

     The committee is committed to ensuring an executive compensation program that supports our mission — to maximize shareholder value. Thus, the executive compensation is structured around the following tenets:

•	Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on our achievements and individual performance goals.

•	Management should be focused on the long-term interests of shareholders. Thus, a significant portion of the compensation opportunity should be long-term, at-risk pay in the form of stock options.

•	We must maintain our ability to attract, retain and encourage the development of qualified, capable executives. Total compensation opportunities will mirror those offered by comparably-sized organizations within the real estate industry — for those positions where the labor market is not limited to the real estate industry, we will reference broader general industry information for similarly-sized organizations.

     The Executive Compensation Committee reviews executive officer salaries and incentive bonus and option awards. Tarragon’s executive officers are paid salaries in line with their experience and responsibilities, and salary increases are based upon the executive’s past performance, current level of contribution, future potential and the relevant labor market. Peer group compensation practices are also taken into consideration. The comparative group used for compensation purposes will generally be broader than the group that comprises the published industry index in the performance graph included in this proxy statement. The committee believes that our competition for executive talent is not limited to the companies included in the published industry index established for comparing shareholder returns. Typically, executive salaries are reviewed annually.

     In addition, all executive officers are eligible for an annual incentive bonus based upon individually established performance goals. Stock option grants to executive officers are likewise based on various subjective factors, primarily relating to the responsibilities of the individual officers, and their expected future contributions and prior option grants.

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the named executive officers to $1 million, unless certain requirements are met. The committee will consider the impact of this provision when making compensation decisions. However, the committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

     The Board of Directors as a whole considered and approved the terms of the employment agreement Tarragon entered into with William S. Friedman in November 1998. Although the original four-year term of the agreement has expired, the Executive Compensation Committee considered and unanimously approved the continuation of Mr. Friedman’s employment at an annual salary of $350,000, pending its receipt and consideration of a market study of executive compensation, and the negotiation of a new employment agreement for him on market terms.

EXECUTIVE COMPENSATION COMMITTEE

Lance Liebman	Lawrence G. Schafran

Raymond V.J. Schrag	Carl B. Weisbrod

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information concerning the holdings of each person known to Tarragon to be the beneficial owner of more than five percent of our common stock, of each director and named executive officer, and of all of Tarragon’s directors and executive officers as a group. All information with respect to beneficial ownership was furnished to Tarragon by the respective director, officer, or shareholder.

Security Ownership of Certain Beneficial Owners

	Amount and Nature			Approximate
Name and Address of	of Beneficial			Percent of
Beneficial Owner	Ownership			Class(1)
Lucy N. Friedman	6,883,584	(2	)(3)(4)	45.4%
1775 Broadway 23rd Floor		(5)
New York, New York 10017

(1)	Percentage is based upon 14,949,739 shares of common stock outstanding at April 15, 2004.

(2)	Includes 3,355,733 shares owned by Mrs. Friedman directly and 226,876 shares covered by a presently exercisable option. Mrs. Friedman also owns 1,000 shares of Tarragon 10% Cumulative Preferred Stock.

(3)	Includes 1,471,371 shares owned by Lucy N. Friedman’s spouse, William S. Friedman.

(4)	Includes 282,992 shares owned by Tarragon Capital Corporation, of which Mrs. Friedman and Mr. Friedman are executive officers and directors; 297,985 shares owned by Tarragon Partners, Ltd., of which Mrs. Friedman and Mr. Friedman are limited partners and Tarragon Capital is the general partner; and 1,248,627 shares owned by Beachwold Partners, L.P., in which Mr. Friedman is the general partner and Mrs. Friedman and their four children are the limited partners.

(5)	Does not include 209,661 shares of Tarragon common stock and 1,000 shares of Tarragon 10% Cumulative Preferred Stock owned by Mrs. Friedman’s adult son, Ezra Friedman; 154,847 shares of common stock owned by Mrs. Friedman’s adult daughter, Tanya Friedman; 88,262 shares of common stock owned by Mrs. Friedman’s adult son, Gideon Friedman; or 88,961 shares of common stock owned by Mrs. Friedman’s adult son, Samuel Friedman. Mrs. Friedman disclaims beneficial ownership of such shares.

Security Ownership of Management

	Amount and Nature			Approximate
	of Beneficial			Percent of
Name of Beneficial Owner	Ownership			Class(1)
Richard S. Frary	50,295	(15)		*
William S. Friedman	7,791,084	(2	)(3)(4)(5)	48.4%
Lance Liebman	59,941	(6)		*
L. G. Schafran	55,003	(7)		*
Raymond V.J. Schrag	172,491	(8)		1.2%
Carl B. Weisbrod	59,780	(9)		*
Willie K. Davis	33,516	(10)		*
Robert C. Rohdie	192,336	(11)		1.3%
Robert P. Rothenberg	716,956	(12)		4.6%
Saul Spitz	140,910	(13)		*
Todd Schefler	36,437	(14)		*
All Directors and Executive	9,641,372	(2	)(3)(4)(5)(6)	55.3%
Officers as a group		(7	)(8)(9)(10)(11)
(21 individuals)		(12	)(13)(14)(15)

*	Less than 1%.

(1)	Percentages are based upon 14,949,739 shares of common stock outstanding at April 15, 2004.

(2)	Includes 1,471,371 shares owned by Mr. Friedman directly and 1,134,376 shares covered by two separate presently exercisable options.

(3)	Includes 3,355,733 shares owned by Mr. Friedman’s spouse, Lucy N. Friedman. Mr. Friedman disclaims beneficial ownership of all such shares. Mrs. Friedman also owns 1,000 shares of Tarragon 10% Cumulative Preferred Stock.

(4)	Includes 282,992 shares owned by Tarragon Capital Corporation, 297,985 shares owned by Tarragon Partners, Ltd., and 1,248,627 shares owned by Beachwold Partners, L.P.

(5)	Does not include 209,661 shares of Tarragon common stock and 1,000 shares of Tarragon 10% Cumulative Preferred Stock owned by Mr. Friedman’s adult son, Ezra Friedman; 154,847 shares of common stock owned by Mr. Friedman’s adult daughter, Tanya Friedman; 88,262 shares of common stock owned by Mr. Friedman’s adult son, Gideon Friedman; or 88,961 shares of common stock owned by Mr. Friedman’s adult son, Samuel Friedman. Mr. Friedman disclaims beneficial ownership of such shares.

(6)	Includes 4,935 shares owned by Mr. Liebman directly and 55,006 shares covered by ten separate presently exercisable options.

(7)	Includes 52,503 shares owned by Mr. Schafran directly, and 2,500 shares covered by a presently exercisable option.

(8)	Includes 127,774 shares owned by Mr. Schrag directly and 33,374 shares covered by eight separate presently exercisable options. Also includes 11,343 shares owned by Mr. Schrag’s wife individually. It does not include 4,230 shares owned by Mr. Schrag’s adult daughter, Rebecca, or 4,230 shares owned by Mr. Schrag’s adult son, Ben. Mr. Schrag disclaims beneficial ownership of such shares.

(9)	Includes 11,580 shares owned by Mr. Weisbrod directly and 48,200 shares covered by nine separate presently exercisable options.

(10)	Includes 18,603 shares owned by Mr. Davis directly and 14,913 shares covered by four separate presently exercisable options.

(11)	Includes 124,863 shares owned by Robert C. Rohdie and Rohdhouse Investments, Inc., a Florida corporation owned by Mr. Rohdie, and 1,473 shares owned by his spouse. Also includes 66,000 shares covered by a presently exercisable option. See also “Certain Relationships and Related Transactions” for a discussion of Mr. Rohdie’s interest in an operating partnership with Tarragon.

(12)	Includes 19,831 shares owned by Mr. Rothenberg directly, and 697,125 shares covered by three presently exercisable options. Mr. Rothenberg also owns 8,333 shares of Tarragon 10% Cumulative Preferred Stock.

(13)	Includes 1,785 shares owned by Mr. Spitz directly, and 139,125 shares covered by two presently exercisable options. Mr. Spitz also owns 8,333 shares of Tarragon 10% Cumulative Preferred Stock.

(14)	Includes 3,210 shares owned by Mr. Schefler directly, and 33,227 shares covered by four presently exercisable options.

(15)	Includes 50,295 shares owned by Mr. Frary directly.

Compliance with Section 16(a) Reporting Requirements

     Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons holding more than ten percent of our common stock file initial reports of ownership of the common stock and reports of any changes in that ownership to the SEC. Specific due dates for these reports have been established, and Tarragon is required to report any failure to file by these dates during fiscal 2003.

     To our knowledge, based solely upon the written representations of our incumbent directors, executive officers, and ten percent shareholders and copies of the reports that they have filed with the SEC, these filing requirements were satisfied during 2003 except that a report on Form 4 for William S. Friedman and Lucy N. Friedman was filed late.

PERFORMANCE GRAPH

     The following performance graph and table compare the cumulative total shareholder return on Tarragon’s common stock for the five year period ended December 31, 2003, with the cumulative total return on the Russell 2000 Stock Index (“Russell 2000 Index”) and a peer group composed of Associated Estates Realty Corp., AvalonBay Communities, Inc., Forest City Enterprises, Gables Residential Trust, LNR Property Corp., Summit Properties Inc., and WCI Communities (“Peer Group”) over the same period. The comparison assumes that $100 was invested on December 31, 1998 in Tarragon common stock and in each of the indices and further assumes the reinvestment of all dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS
FOR THE FIVE YEARS ENDED DECEMBER 31, 2003
Among Tarragon, Russell 2000 Index, and Peer Group

	1998	1999	2000	2001	2002	2003
Tarragon	100.00	96.61	106.04	138.42	174.51	282.46
Peer Group	100.00	106.21	150.40	168.19	142.68	202.66
Russell 2000	100.00	121.26	118.15	121.09	96.28	144.07

FINANCIAL STATEMENTS

     The audited financial statements of Tarragon (and its predecessors) in comparative form as of December 31, 2003 and 2002 are contained in the 2003 Annual Report to Shareholders, which is being delivered with this Proxy Statement. Neither the Annual Report nor the financial statements contained in it are to be considered a part of this solicitation.

OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares of common stock represented by duly executed proxies in accordance with their best judgment.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of Tarragon at 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Tarragon that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

FUTURE PROPOSALS OF SHAREHOLDERS

     If you want to present a shareholder proposal at Tarragon’s Next Annual Meeting of Shareholders, you must send the proposal to Kathryn Mansfield, Corporate Secretary, 3100 Monticello, Suite 200, Dallas, Texas 75205, by registered or certified mail, not later than January 31, 2004, in order for it to be considered for inclusion in Tarragon’s proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

     This Proxy Statement is furnished to Shareholders to solicit proxies on behalf of the Board of Directors of Tarragon. The cost of soliciting proxies will be borne by Tarragon. Directors and officers of Tarragon may, without any additional compensation, solicit proxies by mail, in person or by telecommunication.

     COPIES OF TARRAGON’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TARRAGON REALTY INVESTORS, INC., 1775 BROADWAY, 23rd FLOOR, NEW YORK, NEW YORK 10019, ATTN: INVESTOR RELATIONS.

Dated: May 14, 2004	BY ORDER OF THE BOARD OF DIRECTORS Kathryn Mansfield Executive Vice President and Secretary

APPENDIX I

TARRAGON REALTY INVESTORS, INC.

AUDIT COMMITTEE CHARTER

ARTICLE I
PURPOSE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of the Company. The Audit Committee’s primary responsibilities are to serve as an independent and objective party to review the Company’s auditing, accounting and financial reporting processes. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article IV of this charter.

ARTICLE II
COMPOSITION

The Audit Committee shall be comprised of three or more independent directors as determined by the Board. The Board shall also designate a chairperson for the Audit Committee. Each member of the Audit Committee shall be independent of management of the Company, and shall have no relationship that might, in the business judgment of the Board, interfere with the exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate, with at least one member having accounting or related financial management expertise. The members of the Audit Committee shall satisfy at all times the requirements for audit committee membership of any exchange on which the Company’s securities are listed or of any applicable law. The Board will determine, in its business judgment, whether the members of the Audit Committee satisfy all such requirements.

ARTICLE III
MEETINGS

The Audit Committee shall meet regularly and as circumstances dictate. Regular meetings of the Audit Committee may be held without notice at such times and at such places as shall from time to time be determined by the chairperson of the Audit Committee, or the president or secretary of the Company. Special meetings of the Audit Committee may be called by or at the request of any member of the Audit Committee, any of the Company’s executive officers, or the Company’s internal or independent auditors, in each case on at least twenty-four hours notice. Management, internal and independent auditors, and the Company’s legal counsel may attend each meeting or portions thereof as required by the Audit Committee.

A majority of the Audit Committee members shall constitute a quorum for the transaction of the committee’s business. Unless otherwise required by applicable law, the Company’s Articles of Incorporation or bylaws, or the Board of Directors, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present.

The Audit Committee may also take action by a written instrument signed by all of the members of the Audit Committee. Members of the Audit Committee may participate in committee proceedings by means of conference telephone or similar communications equipment so long as all persons participating in the proceedings can hear the others, and such participation shall constitute presence in person at such proceedings.

ARTICLE IV
RESPONSIBILITIES

The Audit Committee’s role is one of oversight. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. Management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

1.	Provide an open avenue of communications between the independent auditors and the Board of Directors, including such private sessions with the independent auditors as the Audit Committee may deem appropriate.

2.	Receive and review reports from management relating to the Company’s financial reporting process, published financial statements and/or major disclosures and the adequacy of the Company’s system of internal controls.

3.	Receive and review reports from management and the Company’s legal counsel relating to legal and regulatory matters that may have a material impact on the Company’s financial statements and Company compliance policies.

4.	Inquire of management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

5.	The Board of Directors shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Audit Committee will:

•	Recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification.

•	Assess the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company including all non-audit services and fees.

•	Discuss with the independent auditors if any disclosed relationship or service could impact the auditors’ objectivity and independence.

•	Recommend that the Board take appropriate action in response to the independent auditors’ statement to ensure the independence of the independent auditors.

6.	Meet with independent auditors and review their report to the Audit Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. Discuss with the independent auditors the matters required to be communicated to the Audit Committee by Statement on Auditing Standards No. 61, Communications with Audit Committees, Relating to the Conduct of the Audit.

7.	Receive and review reports from the independent auditors relating to plans for the audit of the Company’s information technology procedures and controls.

8.	Review with the independent auditors the coordination of their audit activities.

9.	Prepare a report, for inclusion in the Company’s annual proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the report whether the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

10.	Review and reassess the adequacy of the Audit Committee’s charter annually. If any revisions to the charter are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

ARTICLE V
MISCELLANEOUS

The Audit Committee may perform any other activities consistent with this charter, the Company’s Articles of Incorporation and Bylaws or governing law, as the Audit Committee or the Board deems necessary or appropriate.

As Approved by the Board of Directors of Tarragon Realty Investors, Inc.

April 7, 2000

APPENDIX II

TARRAGON REALTY INVESTORS, INC.
OMNIBUS PLAN

SECTION 1. Purpose of the Plan

     1.1 Tarragon Realty Investors, Inc. (the “Company”) hereby adopts this Omnibus Plan (the “Plan”), intended to promote the interests of the Company by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward officers, other employees, consultants, and directors in fulfilling their responsibilities for long-range achievements.

SECTION 2. Definitions

     2.1 As used in the Plan, the following definitions apply:

     a. “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     b. “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

     c. “Award” means any Option, Restricted Stock, Stock Appreciation Right, or Other Stock-Based Award granted under the Plan.

     d. “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     e. “Board” shall mean the Board of Directors of the Company.

     f. “Cause” shall mean:

     1. The willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);

     2. The willful engaging by the Participant in misconduct which is materially injurious to the Company;

     3. The commission by the Participant of a felony; or

     4. The commission by the Participant of a crime against the Company that is materially injurious to the Company.

     For purposes of this Section 2(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     g. “Change in Control” shall be deemed to occur (i) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the Shareholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Shares would be converted into cash, securities or other property other than a merger in which the holders of the Shares immediately prior to the merger will have the same proportionate ownership of the Shares of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Shares outstanding at the time, without the prior approval of the Board, or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Shareholders of each new Director during such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period.

     h. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     i. “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 under the Exchange Act.

     j. “Company” means Tarragon Realty Investors, Inc., a corporation organized under the laws of the State of Nevada or any of its predecessors or successors.

     k. “Deferred Shares” shall be awards made pursuant to Section 10 of the Plan or the right to receive Common Stock in lieu of cash thereof at the end of specified time period.

     l. “Director” shall mean a member of the Board.

     m. “Disability” shall mean:

     1. Any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her;

     2. When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 422(e)(3) of the Code; or

     3. Such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     n. “Effective Date” shall mean the date of the Plan’s adoption by the Board of Directors subject to approval of the Plan by shareholders.

     o. “Employee” shall mean any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries) and consultants to the Company.

     p. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     q. “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

     r. “Fair Market Value” of the Common Stock on a given date shall be based upon either:

     1. If the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or

     2. If the Common Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Committee in good faith based upon the best available facts and circumstances at the time.

     s. “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     t. “Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 8.6.

     u. “Non-Employee Director” shall mean a member of the Board who is not and has never been an employee of the Company.

     v. “Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

     w. “Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

     x. “Other Stock-Based Award” shall mean an award granted pursuant to Section 10 hereof.

     y. “Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

     z. “Participant” shall mean:

     1. an Employee of the Company to whom an Award is granted pursuant to the Plan; and

     2. upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

     aa. “Performance Goals” means performance goals based on one or more of the following criteria:

     1. Pre-tax income or after-tax income;

     2. Operating profit;

     3. Return on equity, assets, capital or investment;

     4. Earnings or book value per share;

     5. Sales or revenues;

     6. Operating expenses;

     7. Stock price appreciation; and

     8. Implementation or completion of critical projects or processes.

     Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

     The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

     Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     bb. “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:

     1. The Company;

     2. A trustee or other fiduciary holding securities under an employee benefit plan of the Company;

     3. An underwriter temporarily holding securities pursuant to an offering of such securities; or

     4. A corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock of the Company.

     cc. “Plan” means this Tarragon Omnibus Plan, as amended from time to time.

     dd. “Reload Option” shall mean a Non-Qualified Stock Option granted pursuant to Section 7.3(f).

     ee. “Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8.4.

     ff. “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     gg. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

     hh. “Stock” means shares of the common stock, par value $.01 per share, of the Company.

     ii. “Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to the terms of Section 9 hereof, which confers on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR, payable in cash or shares of Stock.

     jj. “Subsidiary” shall mean an entity, in which the Company owns, directly or indirectly, through subsidiaries, at least 50 percent of the total combined voting power of all classes of equity, or any other entity (including, but not limited to, partnerships and join ventures) in which the Company owns at least 50 percent of the combined equity thereof. In the event that applicable law permits the ownership of less than 50 percent of the total combined voting power of all classes of equity to constitute a “Subsidiary,” then the requirement of 50 percent ownership in this definition shall be lowered to the lowest level permitted under applicable law; provided, however, in no event shall “Subsidiary” mean any entity which is not a “subsidiary” within in the meaning of Code 424(f).

     kk. “Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

SECTION 3. Types of Awards Covered

     3.1 The Committee may grant Options, Restricted Stock, Stock Appreciation Rights, and Other Stock-Based Awards, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     3.2 Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.

     3.3 By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

SECTION 4. Administration

     4.1 The Committee shall administer the Plan. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:

     a. Grant Awards;

     b. Determine the persons to whom and the time or times at which Awards shall be granted;

     c. Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and/or Performance Goals relating to any Award;

     d. Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

     e. Make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162[m] of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

     f. Construe and interpret the Plan and any Award;

     g. Prescribe, amend and rescind rules and regulations relating to the Plan;

     h. Determine the terms and provisions of Agreements; and

     i. Make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.2 The Committee may, in its absolute discretion, without amendment to the Plan,

     a. Accelerate the date on which any Option granted under the plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option;

     b. Accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock; and

     c. Otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 12 hereof shall govern the vesting and exercise schedule of any Award granted hereunder.

     4.3 No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Nevada law) and hold harmless each member of the Committee and each other Director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such a member, Director or Employee in bad faith and without reasonable belief that it was in the best interests of the Company.

     4.4 The Committee may employ such legal counsel and consultants as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant. The Committee shall keep minutes of its actions under the Plan.

SECTION 5. Eligibility

     5.1 Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

     5.2 An Employee or Non-Employee Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

SECTION 6. Shares of Stock Subject to the Plan

     6.1 The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be at least 2,000,000 and will represent approximately 20% of the total shares outstanding. As the total shares outstanding increase (which limit shall be determined without considering as outstanding any shares that are the subject of any unexercised options under the Plan or any other option plan of the Company or any Shares owned by the Company or any of its subsidiaries) such shares available for issuance under the plan shall automatically increase proportionately; provided, however, that the maximum number of Shares for which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000 Shares (which number is subject to adjustment as provided in Section 6.3). The number of shares of Common Stock reserved under the Plan shall not be less than the total number of shares granted, whether exercised or unexercised for all Awards under the Plan.

     6.2 No more than 1,000,000 shares of Stock may be awarded in respect of Options, no more than 300,000 shares of Stock may be awarded in respect of Restricted Stock and no more than 100,000 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

     6.3 Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

     6.4 Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of

     a. the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards;

     b. the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards;

     c. the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code;

     d. the Performance Goals; and

     e. the individual limitations applicable to Awards.

SECTION 7. Stock Options

     7.1 Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

     7.2 Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the grantee to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that only in the case of Deferred Shares shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock on the date the Option is granted.

     7.3 Term and Exercise of Options

     a. Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 20% percent of the shares of Stock covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

     b. An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     c. An Option shall be exercised by delivering notice to the Company, directed to the attention of its Secretary. Such notice shall be accompanied by a copy of the applicable Agreement, shall specify the number of shares of Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

     i. In cash or by personal check, certified check, bank cashier’s check or wire transfer.

     ii. Subject to the approval of the Committee, in Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise.

     iii. Subject to the approval of the Committee, by delivery of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 12. Executive Officers and Directors will not be permitted to use this cashless method of exercise described in this paragraph without the express prior consent of the Company, and only to the extent permitted by law.

     iv. Subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

     d. Under Section 421(b) of the Code, each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     e. Certificates for Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such Stock, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

     f. The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock Option (a “Reload Option”) for a number of shares of Stock equal to the number of shares of Stock surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7.3(c)(ii) above, subject to the availability of Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

     7.4 Limitations on Incentive Stock Options

     a. To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

     b. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant: such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless

     i. The exercise price of such Inventive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted; and

     ii. Such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     7.5 Effect of Termination of Employment

     a. Unless the applicable Agreement provides otherwise, in the event that the employment, directorship or consultancy (together, hereinafter referred to as “employment”) of a Participant with the Company shall terminate for any reason other than Cause, Disability or death,

     i. Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable only until the date that is 90 calendar days after the date of such termination, on which date they shall expire; and

     ii. Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

     iii. The 90-day period described in Section 7.5(a)(i) shall be extended to one year from the date of such termination, in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

     b. Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant,

     i. Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and

     ii. Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     c. In the event of the termination of a Participant’s employment for Cause, all then outstanding and unexercised Options granted to such Participant shall expire as of the date of such termination.

SECTION 8. Restricted Stock

     8.1 At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8.6. Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8.2 are satisfied, and except as provided in Section 8.8, upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8.4 shall lapse.

     8.2 At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

     8.3 If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83[b]), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

     8.4 Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, the Participant shall forfeit such Restricted Stock, and all of the rights related thereto.

     8.5 The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

     8.6 Issuance of Certificates

     a. Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such shares of Restricted Stock. Each such certificate shall bear the following legend:

The transferability of this certificate and the stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Tarragon Realty Investors, Inc. omnibus plan and an agreement entered into between the registered owner of such stock and Tarragon Realty Investors, Inc. A copy of the omnibus plan and agreement is on file with the secretary of the company.

     Such legend shall not be removed until such Stock vests pursuant to the terms hereof.

     b. The Company shall hold each certificate issued pursuant to this Section 8.6, together with the powers relating to the Restricted Stock evidenced by such certificate, unless the Committee determines otherwise.

     8.7 Upon vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8.4 shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, free of the legend set forth in Section 8.6.

     8.8 Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares of Stock, then the Participant shall continue to be the owner of such shares of Stock subject to such continuing restrictions as the Committee may prescribe in such notice.

     In the event of a forfeiture of Stock pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares of Stock. In the event that the Company requires a return of Stock, it shall also have the right to require the return of all dividends or distributions paid on such Stock, whether by termination of any escrow arrangement under which such dividends or distributions are held or otherwise.

     In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

     8.9 Restricted Stock granted pursuant to this Section 8 to Executive Officers may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals established by the Committee.

SECTION 9. Stock Appreciation Rights

     9.1 The Agreement covering an Award of a Stock Appreciation Right, or SAR, shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

     9.2 Subject to the terms of the Plan, the Committee shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on the attainment of Performance Goals established by the Committee and/or future service requirements approved by the Committee) the time at which an SAR shall cease to be or become exercisable following termination of employment or affiliation with the Company or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to a Participant, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions determined by the Committee.

SECTION 10. Other Stock-Based Incentive Awards

     10.1 Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan. The Committee may also grant Participants the right to receive Deferred Shares that are stock-based incentive grants in lieu of a cash deferral of bonuses.

     10.2 Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals established by the Committee.

SECTION 11. Performance-based Compensation

     11.1 If and to the extent the Committee determines that an Award to be granted to a Participant designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon the attainment of Performance Goals established by the Committee and other terms set forth in this Section.

     11.2 Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Award, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). All determinations by the Committee as to the establishment and attainment of Performance Goals shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Awards.

     11.3 Settlement of such Awards shall be in Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a Performance Goal period or settlement of such Awards.

     11.4 It is the intent of the Company that Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this Section, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     11.5 Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into by a

Participant with the Company or any Affiliate that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, SAR or other Stock-based Award held by the Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

SECTION 12. Rights in Event of Death or Disability

     12.1 Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

     12.2 During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (a) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (b) such Option is meant to qualify for the exemptions available under Rule 16b-3 (non-transferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify).

     12.3 Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

     12.4 A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

SECTION 13. Tax Withholding

     13.1 Whenever shares of Stock are to be delivered pursuant to an Award, the Company shall have the right to require the participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. The Company and/or its Affiliate, as the case may be, shall have the right to deduct such amounts from payments of any kind otherwise due to the participant by the Company and/or its Affiliates.

     13.2 With the approval of the Committee, a participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld or by delivering to the Company shares of Stock already owned by the participant. Such shares of Stock shall be valued at their Fair Market Value as of the date that the amount of tax to be withheld is determined. Fractional shares of Stock shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

SECTION 14. Change of Control

     14.1 Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, and the restrictions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company’s assets or stock may, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of

     a. the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor; or

     b. the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

     14.2 Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

SECTION 15. Securities Matters

     15.1 The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     15.2 The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

     15.3 During any time that the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards granted pursuant to the Plan and the exercise of Options granted pursuant to the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law or deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 16. Amendment or Termination

     16.1 The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange requirements.

     16.2 Awards may be granted under the Plan prior to the receipt of such approval, but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

SECTION 17. General Provisions

     17.1 No Awards may be exercised by a Grantee if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

     17.2 A bona fide leave of absence approved by a duly constituted officer of the Company shall not be considered interruption or termination of service of any Participant for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is on a bona fide leave of absence.

     17.3 No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Stock. Except as otherwise expressly provided in Section 6.4, no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

     17.4 Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

     17.5 In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

     17.6 Any Award agreement may provide that stock issued upon exercise of any Awards may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.

     17.7 The validity and construction of the Plan and any Awards granted hereunder shall be governed by the laws of the State of Texas, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and any Award granted hereunder to the substantive laws of any other jurisdiction.

SECTION 18. Plan Effective Date

     18.1 The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within twelve (12) months after the date of the Plan’s adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan and any Awards granted thereunder, shall be null and void and the Company shall have no liability thereunder.

     18.2 No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.

     18.3 Neither the adoption of this Plan nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under this Plan.

SECTION 19. Plan Termination

     19.1 No Award may be granted under the Plan on or after the date which is ten years following the effective date specified in Section 16, but Awards previously granted may be exercised in accordance with their terms.

ANNUAL MEETING OF SHAREHOLDERS OF

TARRAGON REALTY INVESTORS, INC.

June 14, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Willie K. Davis
		¡	Richard S. Frary
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	William S. Friedman Lance Liebman Robert C. Rohdie
		¡	Robert P. Rothenberg
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	Lawrence G. Schafran Raymond V.J. Schrag Carl B. Weisbrod

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Appointment of Grant Thornton LLP as Independent Auditors.	☐	☐	☐

3.	Approval of an Amendment to the Articles of Incorporation to change the name to Tarragon Corporation.	☐	☐	☐

4.	Approval of an Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 20,000,000 Shares to 100,000,000 Shares and to Increase the Number of Authorized Shares of Special Stock from 10,000,000 Shares to 20,000,000 Shares.	☐	☐	☐

5.	Approval of Omnibus Plan.	☐	☐	☐

6.	In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	0

TARRAGON REALTY INVESTORS, INC.

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders
June 14, 2004

     The undersigned shareholder of TARRAGON REALTY INVESTORS, INC. hereby appoints WILLIAM S. FRIEDMAN and CARL B. WEISBROD, each with full power of substitution, as attorneys and proxies to vote all shares of Common Stock, par value $0.01 per share, of TARRAGON REALTY INVESTORS, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 14, 2004 at 11:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York 10019, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, for the transaction of such other business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the May 14, 2004 Proxy Statement for said meeting:

     THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES, FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, FOR APPROVAL OF THE AUTHORIZATION OF AMENDMENTS TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO TARRAGON CORPORATION AND TO AUTHORIZE AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND SPECIAL STOCK, FOR THE APPROVAL OF THE OMNIBUS PLAN, AND ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

(Continued and to be signed on the reverse side)

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